CONSULTING AGREEMENT


         AGREEMENT ("Agreement") made this 24th day of December 2008 by and between Gerardo Canet, residing at 37 Christopher Road, Bedford Corners, New York 10549 ("Consultant") and IntegraMed America, Inc., a Delaware Corporation with its principal place of business at Two Manhattanville Road, Purchase, N.Y. 10577 (the "Company"). Consultant and the Company are individually referred to herein as a "Party" and jointly as "Parties."

                                    RECITALS:

         Consultant retired from the Company effective December 31, 2005 and has served as a consultant to the Company for the years 2006-2008; and

         Company desires to continue retention of Consultant's services and utilize Consultant's experience, skills, and relationships for the period January 1, 2009 through December 31, 2009 (the "Term"), and Consultant desires to accept such engagement upon the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the terms and the mutual covenants of this Agreement, the parties agree as follows:

         1. Services To Be Performed. The Company hereby retains Consultant and Consultant hereby accepts retention, to assist the Company with strategy, business development and planning, and such other areas as may be determined. In connection therewith, Consultant agrees to be available to Company management two (2) days per month during the Term, as defined herein, of this Agreement,

         2. Extent and Place of Services. The services to be performed by the Consultant under and pursuant to this Agreement will be performed by the Consultant in Purchase, New York or from the Consultant's home. Consultant will report to, and work under the direction of IntegraMed's President, or his designee. The Consultant shall perform all services in such manner as shall be consistent with the practices and policies of the Company, and all applicable requirements of law, and such services shall be performed in a timely manner

         3. Compensation and Personal Benefits

                  3.1 In consideration of Consultant being available for
              consulting services two (2) days per month, Consultant will be paid Thirty-Six Thousand ($36,000.00) Dollars annually in twelve monthly installments of Three Thousand ($3,000.00) Dollars on or about the first business day each month.

                  3.2 Payment on Early Termination.

                    (a) If this Agreement is terminated because of the death or permanent disability of Consultant, the remaining payments due Consultant through the Term shall be paid to Consultant or Consultant's estate, whichever is applicable, within 60 days of written notification to Company of Consultant's death or permanent disability.

                    (b) If this Agreement is terminated because of a conflict-of-interest as described herein under Other Employment, Consultant's Fee shall be paid to the date of a written notice from the Company to the Consultant notifying Consultant of termination due to a conflict-of-interest.

                    (c) If this Agreement is terminated by the Company because of the Consultant's discharge for Cause pursuant to the provisions of Section 8, Consultant's Fee hereunder shall be paid only to the date of discharge for Cause. Upon termination for Cause, the Company shall retain whatever rights, if any, it may have against Consultant under this Agreement or otherwise.


                    (d) If this Agreement is terminated by the Company without cause, Consultant's Fee hereunder shall be paid through the expiration date of this Agreement.

              4. Other Employment.

                    4.1 During the term of this Agreement and for a period of one (1) year thereafter, Consultant agrees not to be employed by or serve as a consultant to, officer or director of any person or business or have an ownership interest in a business that engages in business or management services competitive to services provided by the Company.

                    4.2 Consultant agrees to disclose to the Company's President or his designee any other employment by the Consultant, whether as an employee, Consultant, director or other agent of any other person, firm or corporation for the purpose of determining whether or not there is, or may be, a conflict-of-interest with Consultant's engagement by the Company. If the Company, in its sole discretion, determines there is a conflict-of-interest, then the Company may void this Agreement without liability to Consultant for any claims or damages.

         5. Expenses. The Company shall pay or reimburse Consultant for all reasonable travel and other expenses that have been approved prior to the expense being incurred by Consultant in connection with the performance of Consultant's duties under this Agreement provided that Consultant shall comply with all applicable Company policies relating to reimbursement for travel, cell phone and other expenses.

         6. Confidentiality. Both during the term of Consultant's retention hereunder and at all times thereafter, Consultant shall not, without the prior written consent of the Company, divulge to any third party or use for Consultant's own benefit or the benefit of any third party, or for any purpose other than the exclusive benefit of the Company, any information whatsoever about the consulting services including, but not limited to, any confidential or proprietary business or technical information revealed, obtained or developed in the course of Consultant's retention by the Company or which is otherwise the property of the Company, including but not limited to, trade secrets, client lists, formulae and processes. In the event Consultant is ordered by subpoena or other legal process to divulge any information about the consulting services, including, but not limited to, any confidential or proprietary information with respect to the Company or the Practice or their businesses, Consultant agrees to provide Company with prompt notification of such Order or other legal process and provide Company with copies of all documents or Order directed to Consultant immediately upon receipt.

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

         7. Property. Both during the term of Consultant's retention hereunder and at all times hereafter, Consultant shall not remove from the Company's offices or premises any documents, records, notebooks, files, correspondence, reports, memoranda and similar materials or property of any kind unless necessary for the performance of Consultant services hereunder (and, in the event that any such material or property is removed, it shall be returned to its proper file or place of safekeeping as promptly as possible) nor shall Consultant make, return, remove or distribute any copies of any of the foregoing for any reason whatsoever, or divulge to any third person the nature or contents of any of the foregoing or of any other oral or written information to which Consultant may have access or with which for any reason Consultant may become familiar, except as disclosure shall be approved in advance by the Company as necessary for the performance of Consultant's services hereunder. Upon the termination of this Agreement, Consultant shall leave with or return to the Company all originals and all copies of the foregoing then in Consultant's possession or subject to Consultant's control, whether prepared by Consultant or by others.

         8. Term and Termination.

                    8.1 The term of this Agreement is as set forth in the Recitals of this Agreement.

                    8.2 This Agreement shall terminate upon the occurrence of the first to occur of the following:

                    (a) Expiration of the Term; or

                    (b) The death or permanent disability of Consultant; or

                    (c) The delivery to Consultant by the Company of written notice setting forth the decision of the Company to terminate this Agreement for "Cause." For purposes of this Agreement, "Cause" shall be limited to Consultant's willful breach of duty of loyalty to, or commission of an act of fraud or dishonesty upon the Company; or

                    (d) The delivery to Consultant by the Company of written notice setting forth the decision of the Company to terminate this Agreement "without cause," in which event the Company will include with such written notice, the balance of the payments due Consultant through the expiration of the Term.

         9. Survival of Provisions. The obligations of Consultant pursuant to Sections 6 and 7 of this Agreement shall survive the termination of this Agreement.

         10. Consultant as Independent Consultant. Consultant acknowledges that Consultant is acting hereunder on Consultant's own behalf as an independent Consultant. Nothing in this Agreement shall be construed or deemed to constitute Consultant as an employee of the Company for any purpose whatsoever or give rise to, or imply the existence of, a relationship between the Company and Consultant or partnership or joint venture or any other relationship other than that of one of independent Consultant. Consultant agrees to make no representation to any person or business entity that may lead such person or business entity to believe that Consultant has authority to bind or obligate the Company in any manner. Consultant further agrees to pay all federal and state withholding taxes, FICA taxes, unemployment benefits and other federal, state and local taxes and charges arising in connection with Consultant's performance of services or receipt of compensation hereunder and covenants and agrees to indemnify and hold the Company harmless from and against any and all claims made against the Company by any federal, state or local governmental agency arising from, or in any manner whatsoever attributable to, Consultant's failure to timely pay the full amount of the same.

         11. Successors and Assigns. The Company may assign this Agreement to, and upon such assignment this Agreement shall inure to the benefit of, any parent, subsidiary, affiliate or successor of the Company. This Agreement shall not be assignable by Consultant and shall be binding upon his executors and other legal representatives.

         12. Notice. Any notice or communication required or permitted under this Agreement shall be made in writing and personally delivered to the other party or sent by certified or registered mail, return receipt requested and postage prepaid, addressed as follows:

         If to Consultant:
                                    Gerardo Canet
                                    37 Christopher Road
                                    Bedford Corners, New York 10549

         If to Company:
                                    Jay Higham, President
                                    IntegraMed America, Inc.
                                    Two Manhattanville Road
                                    Purchase, New York 10577

                                            and

                                    Claude E. White, Esq.
                                    General Counsel
                                    IntegraMed America, Inc.
                                    Two Manhattanville Road
                                    Purchase, NY 10577

or to such other address as either party may from time to time duly specify by written notice given to the other party in the manner specified above.

         13. Entire Agreement; Amendments. This Agreement contains the entire agreement and understanding of the parties relating to the Company's retention of Consultant and supersedes all prior discussions, agreements and understandings of every nature between them regarding Consultant's retention by the Company, except that Section 20.3 of the June 6, 2005 agreement ( the "Prior Agreement") between the Company and Consultant with respect to Consultant and Consultant's covered dependent being covered under the Company's medical and group life insurance shall continue in accordance with the terms of Section 20.3 of the Prior Agreement . This Agreement may not be changed or modified, except by an agreement in writing signed by all of the parties hereto.


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

         14. Waiver. The waiver of a breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other or subsequent breach of this Agreement.

         15. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York.

         16. Invalidity. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the validity of any other provision of this Agreement, and such provision(s) shall be deemed modified to the extent necessary to make it (them) enforceable.

         17. Enforcement. It is agreed that it would be difficult, if not impossible, to measure fully, in money, the damages which would accrue to the Company in the event of a breach or threatened breach of Sections 6 and 7 hereof, and, that in any action or proceeding to enforce the provisions of Sections 6 or 7 hereof, the Company shall be entitled as a matter of right to injunctive relief to enforce the provisions of such sections in addition to exercising any and all other rights and remedies available to it at law or in equity.

           IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written.


 INTEGRAMED AMERICA, INC.


By:/s/Jay Higham
      _________________________________
      Jay Higham, President


By:/s/Elizabeth E. Tallett
      _________________________________________________
      Elizabeth E. Tallett, Chairperson
      Compensation Committee, Board of Directors


CONSULTANT


    /s/Gerardo Canet
        ________________________________________________
       Gerardo Canet